EXHIBIT 21.1


                              VERTRUE INCORPORATED
                            SIGNIFICANT SUBSIDIARIES



                                                         STATE OF INCORPORATION
SUBSIDIARY                                                   OR ORGANIZATION
----------                                               ----------------------

Lavalife Inc.                                                   Delaware

Coverdell & Company Inc.                                        Georgia

Bargain Network, Inc.                                           Delaware

My Choice Medical Holdings, Inc.                                Delaware